Exhibit 99.1

News Release

Contact:
Paul Chrisco, CFO
(812) 981-7375

FOR IMMEDIATE RELEASE

Community Bank Shares of Indiana, Inc. reports 4th quarter earnings

NEW ALBANY, Ind. (February 16, 2007) - Community Bank Shares of Indiana, Inc. (NASDAQ-CBIN) reported results for the fourth quarter ended December 31, 2006. The following tables summarize the Company's fourth quarter results (in thousands, except per share data):

                                              Quarter Ended,                 Quarter Ended
                                               December 31,         Percent   September 30,   Percent
                                              2006       2005        Change       2006         Change
                                              ----       ----        ------       ----         ------
Net income ..............................   $  1,068   $    842       26.8%     $  1,314        (18.7)%
Net income per share, basic .............   $   0.31   $   0.32       (3.1)     $   0.38        (18.4)
Net income per share, diluted ...........   $   0.31   $   0.32       (3.1)     $   0.38        (18.4)

                                           Twelve Months Ended,
                                                December 31,        Percent
                                              2006       2005        Change
                                              ----       ----        ------
Net income ..............................   $  4,111   $  3,749        9.7%
Net income per share, basic .............   $   1.36   $   1.43       (4.9)
Net income per share, diluted ...........   $   1.35   $   1.41       (4.3)

                                                December 31,        Percent
                                              2006       2005        Change
                                              ----       ----        ------
Total assets ............................   $816,633   $665,008       22.8%
Loans, net ..............................    607,932    512,448       18.6
Total deposits ..........................    549,918    464,836       18.3
Non-interest bearing deposits ...........     74,850     47,573       57.3

Net income for the three and twelve months ended December 31, 2006 improved 26.8% and 9.7%, respectively, from the same periods in 2005 primarily due to the acquisition of The Scott County State Bank on July 1, 2006. Basic and diluted net income per share for the three months ended December 31, 2006 both decreased by 3.1% from the same period in 2005 while basic and diluted net income per share for the twelve months ended December 31, 2006 decreased by 4.9% and 4.3%, respectively. The decrease in basic and diluted net income per share for the three and twelve month periods is primarily attributable to the increase in outstanding common shares as a result of the aforementioned acquisition. The net income for the year ended December 31, 2005 was also substantially affected by income from a gain on life insurance benefit of $656,000 and a $228,000 gain on sale of equity stock, net of related tax impacts. Excluding these items, basic and diluted net income per share for the twelve months December 31, 2006 increased by 24.8% and 25.0%, respectively, from 2005.

Total assets grew 22.8% from December 31, 2005 to $816.6 million at December 31, 2006, primarily as a result of the acquisition of The Scott County State Bank on July 1, 2006, which resulted in corresponding increases to net loans, total deposits, and non-interest bearing deposits. The Company continues to focus on funding loan growth through increases in core deposits, including non-interest bearing and low-costing deposit accounts.

"We are continuing to add to and refine our existing product offerings to maintain and expand our substantial customer bases in Floyd, Clark, and Scott Counties in Indiana and to continue our growth in Jefferson and Nelson counties in Kentucky. We are actively pursuing non-interest bearing and core deposits to fund our planned loan growth and increase our net interest margin," stated James
D. Rickard, President and Chief Executive Officer. "We are very excited about our new Treasury Services department, which will be a significant advantage in our effort to grow non-interest bearing deposits. We have already signed up a number of new remote capture and lockbox customers and will continue to market these services aggressively."

"With our partnership with The Scott County State Bank, we believe we have significantly enhanced our long-term prospects for earnings growth and improved our presence in the southern Indiana market which, ultimately, will create value for our shareholders," continued Mr. Rickard. "As we continue the process of integration with The Scott County State Bank, we will be able to achieve certain economies of scale which will improve our non-interest expense and profitability ratios. I am excited about the future prospects of the Company as we continue in our quest to provide the highest levels of service to our customers."

Asset Quality
                                                               December 31,
                                                          2006             2005
                                                          ----             ----
Non-performing loans to total loans..................     0.91%            1.06%
Non-performing assets to total loans.................     0.98             1.08
Net loan charge-offs to average loans................     0.22             0.07
Allowance for loan losses to total loans.............     0.92             1.14
Allowance for loan losses to non-performing loans....       102             108
Classified loans.....................................   $16,806         $12,863
Impaired loans.......................................    $1,834          $2,483

The provision for loan losses was $1,488,000 less than last year, primarily as a result of the decreases in impaired loans resulting from positive resolutions of certain significant impaired credits. Although classified loans increased from the previous period primarily due to The Scott County State Bank watch list loans of $4,765,000, the portion of the Company's loans considered impaired decreased which is a significant component in management's calculation of its estimate of the allowance for loan losses. Charge-offs, which had been reserved for in prior periods, as a percentage of net loans increased during the period which along with a decrease in the provision for loans losses, contributed to the decrease in the allowance for loan losses as a percentage of total loans. Also, contributing to the decrease in allowance for loan losses to total loans was the weighted effect of the allowance recorded by The Scott County State Bank of 0.78% of total loans as of December 31, 2006.

Non-Interest Income

                                                                                      Twelve
                                                      Quarter Ended                Months Ended
                                                       December 31,    Percent      December 31,    Percent
(Dollars in thousands)                                 2006     2005    Change     2006     2005    Change
                                                       ----     ----    ------     ----     ----    ------
Service charges on deposit accounts ...............   $1,019   $  719     41.7%   $3,487   $2,593     34.5%
Commission income .................................       31       17     82.4       107       74     44.6
Gain on sale of mortgage loans ....................       64       56     14.3       262      426    (38.5)
Loan servicing income, net of amortization ........       12        9     33.3        60       36     66.7
Increase in cash surrender value of life insurance       160      135     18.5       573      527      8.7
Other .............................................       75       45     66.7       287      185     55.1
                                                      ------   ------             ------   ------
   Subtotal .......................................    1,361      981     38.7     4,776    3,841     24.3
Gain on sales of available for sale securities ....       --       --       --        --       23   (100.0)
Gain on life insurance benefit ....................       --       --       --        --      656   (100.0)
Gain on disposition of equity stock ...............       --       --       --        18      345    (94.8)
                                                      ------   ------             ------   ------
   Total ..........................................   $1,361   $  981     38.7%   $4,794   $4,865     (1.5)%
                                                      ======   ======             ======   ======

Non-interest income increased by 38.7% for the three months ended December 31, 2006 as compared to the same period in 2005 and decreased by 1.5% for 2006 as compared to 2005. The increase in the 4th quarter non-interest income items is primarily due to the Company's acquisition of The Scott County State Bank on July 1, 2006. Non-interest income for the year ended December 31, 2005 was significantly impacted by a gain on life insurance of $656,000 and a $345,000 gain on sale of equity stock. Excluding these items, non-interest income for the year ended December 31, 2006 grew by $935,000 from the same period in 2005 primarily because of the increase in deposits service charges which resulted from growth in deposits, both organic and through the Scott County State Bank acquisition, and an increase in the deposit account fee structure.

Non-Interest Expense

                                                                      Twelve
                                   Quarter Ended                   Months Ended
                                    December 31,     Percent        December 31,    Percent
(Dollars in thousands)             2006      2005     Change       2006      2005    Change
                                   ----      ----     ------       ----      ----    ------
Salaries and employee benefits   $ 3,069   $ 2,241      36.9%    $10,345   $ 8,843      17.0%
Occupancy ....................       373       302      23.5       1,479     1,193      24.0
Equipment ....................       343       260      31.9       1,188     1,142       4.0
Data Processing ..............       555       527       5.3       2,162     1,883      14.8
Marketing and advertising ....       124       126      (1.6)        527       503       4.8
Legal and professional .......       340       265      28.3       1,097       836      31.2
Other ........................       669       544      23.0       2,318     1,755      32.1
                                 -------   -------               -------   -------
    Total ....................   $ 5,473   $ 4,265      28.3%    $19,116   $16,155      18.3%
                                 =======   =======               =======   =======

All categories of non-interest expense increased compared to the three and twelve months ended 2005, with the exception of marketing and advertising for the quarter ended December 31, 2006 as compared to 2005, primarily as a result of the merger with The Scott County State Bank. Excluding non-interest expense related to The Scott County State Bank, the Company's non-interest expense increased approximately 7.0% from 2005 to 2006.

Community Bank Shares of Indiana, Inc. is the parent company of two full-service banking subsidiaries: Your Community Bank in New Albany, Indiana, and The Scott County State Bank in Scottsburg, Indiana. The Company is traded on the NASDAQ under the symbol CBIN.

Statements in this press release relating to the Company's plans, objectives, or future performance are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are based on management's current expectations. The Company's actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties, including those discussed in the Company's 2005 Form 10-K and subsequent 10-Qs filed with the Securities and Exchange Commission.

                          [TABULAR INFORMATION FOLLOWS]

CONSOLIDATED CONDENSED
BALANCE SHEETS
(Unaudited)

                                                            December 31,   December 31,
                                                                 2006           2005
                                                            ------------   ------------
                                                                   (In thousands)
ASSETS
Cash and due from banks                                     $     20,224   $     11,225
Interest bearing deposits in other financial institutions          1,210          1,358
Securities available for sale, at fair value                     121,311         98,835
Loans held for sale                                                  908          1,694
Loans, net                                                       607,932        512,448
Premises and equipment, net                                       15,025         10,933
Core deposit intangible                                            2,893             --
Goodwill                                                          15,983             --
Other assets                                                      31,147         28,515
                                                            ---------------------------
     Total Assets                                           $    816,633   $    665,008
                                                            ===========================

LIABILITIES
Deposits
     Non-interest bearing                                   $     74,850   $     47,573
     Interest bearing                                            475,068        417,263
                                                            ---------------------------
         Total deposits                                          549,918        464,836
Short-term borrowings                                             84,335         47,735
Federal Home Loan Bank advances                                   92,756         98,000
Subordinated debentures                                           17,000          7,000
Other liabilities                                                  7,083          4,662
                                                            ---------------------------
     Total Liabilities                                           751,092        622,233
                                                            ---------------------------

STOCKHOLDERS' EQUITY
Stockholders' equity                                              65,541         42,775
                                                            ---------------------------
     Total Liabilities and Stockholders' Equity             $    816,633   $    665,008
                                                            ===========================

CONSOLIDATED CONDENSED
STATEMENTS OF INCOME
(Unaudited)

                                       Three Months Ended          Twelve Months Ended
                                           December 31,               December 31,
                                     ----------------------      ----------------------
                                        2006          2005          2006          2005
                                     --------      --------      --------      --------
                                     (In thousands, except       (In thousands, except
                                        per share data)             per share data)
Interest income                      $ 12,839      $  9,522      $ 46,033      $ 35,058
Interest expense                        7,319         5,038        25,995        17,344
                                     --------------------------------------------------
Net interest income                     5,520         4,484        20,038        17,714
Provision for loan losses                  56           100           262         1,750
Non-interest income                     1,361           981         4,794         4,865
Non-interest expense                    5,473         4,265        19,116        16,155
                                     --------------------------------------------------
Income before income taxes              1,352         1,100         5,454         4,674
Income tax expense                        284           258         1,343           925
                                     --------------------------------------------------
Net income                           $  1,068      $    842      $  4,111      $  3,749
                                     ==================================================
Basic earnings per share             $   0.31      $   0.32      $   1.36      $   1.43
Diluted earnings per share           $   0.31      $   0.32      $   1.35      $   1.41
                                     ==================================================